Exhibit 10.7


HEADLINES DISTRIBUTOR AGREEMENT

UNITED PRESS INTERNATIONAL
1510 H STREET, N,W.
WASHINGTON, DC 20005
TELEPHONE:  (202) 898-8000
FAX:        (202) 898-8138
http://www.upi.com
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DISTRIBUTOR INFORMATION
CORPORATE NAME: Data Call Technologies, Inc
ADDRESS:
PRIMARY CONTACT:
TITLE:
PHONE:
MOBILE:
FAX:
EMAIL:
WEBSITE:

1. GRANT OE LICENSE: Subject to compliance by Distributor with all of the terms of this Agreement, United Press International ("UPI") grants to Distributor a limited, non-exclusive, non-transferable license to market, distribute, and license the UPI News Track Headlines (hereinafter referred to as the "Headlines') solely in the United States, for the Uses set forth in this Agreement. Any other use of the Headlines except as expressly set forth in this Agreement is expressly prohibited.

UPI reserves and retains all rights not expressly granted herein. Distributor acknowledges that all intellectual property rights, copyrights and trade secret rights, tangible and intangible, in the Headlines, other than data in the public domain, belong to UPI.

Specifically, Distributor acknowledges that UP! is the copyright owner of the Headlines and holds the exclusive rights to publish and sell the Headlines under its own name and under other imprints or trade names during the full term of copyright and all renewals thereof,

Any time any part of the Headlines is published, displayed or reproduced in any form, the following notice shall be included in the Headlines: "(C) UPI."

As the owner of the Headlines, UPI has the exclusive right to register the copyrights to the Headlines in UPI's name or any other name in all countries. Distributor acknowledges that Distributor is a licensee of the rights in the Headlines and Distributor agrees not to take any action that would compromise any of Distributor's and/or UPI's rights in the Headlines. Distributor agrees that the Headlines are to be used only by the named Distributor, except all parties to whom the Distributor directly licenses the Headlines, who shall be End-Users for purposes of this Agreement.

2. TERM: This Agreement shall commence on July 1, 2005 ("Start Date"), and shall continue for one (1) year, from the date of commencement.
               --------------

3. RATE: Distributor shall pay UPI a minimum monthly rate of $500 for the Distributor's licensing of the Headlines. This monthly fee shall increase in accordance with Exhibit 1 when Distributor distributes the Headlines to End Users. UPI shall invoice the Distributor for the monthly minimum rate in advance of each month, and Distributor shall, on or before the first day of each month, pay UPI in advance the minimum monthly rates for such month.
     B.In addition to the minimum monthly rate, throughout the entire term of the Agreement, Distributor shall pay additional fees to UPI based on the attached royalty schedule in Exhibit 1. Distributor shall pay any royalty fees pursuant to the provisions set forth in Section 11.

4. OBLIGATIONS OF DISTRIBUTOR:
     A. LICENSING: Distributor shall use its best efforts to license the Headlines.
     B. PRICING: Distributor shall not license the Headlines for a price below the pricing set by UPI without prior written approval from UPI.
     C. MARKETING: Distributor shall market the Headlines, at a minimum, at the same extent and degree to which Distributor markets similar products that the Distributor licenses or otherwise receives from any entity or person.
     D. AVAILABILITY: Distributor shall make the Headlines available to its End-User(s), at the latest, at the same time Distributor makes similar products available to any End-User or Distributor customer.
     E. PROTECTING: Distributor shall have the right to make all Headlines available for licensing to End Users and/or Distributor customers on its own database or system, provided the Headlines are protected from copyright infringement, theft, or any unauthorized activity, at a minimum, to the same extent and degree to which Distributor protects similar products.

5. SCHEDULES: UPI NEWS TRACK HEADLINES

UPI reserves the right to, at any time, change, modify, or discontinue any or all of the Headlines and to amend the foregoing Schedule. Additionally, UPI may, but is not obligated to, add additional Headlines to the Schedule, which then may be used as provided herein, except changes in Headlines may be subject to additional terms and conditions, including price modifications.

6. DELIVERY: UPI shall deliver the Headlines by the appropriate UPI delivery system, meaning any delivery system that UPI, in its sole discretion, determines is an acceptable way of delivering the Headlines. Distributor shall provide the equipment necessary to receive UPI Headlines.

7. LIMITATIONS ON LICENSE: Distributor's license to market, distribute, and license the Headlines shall be subject to the following conditions:
     A. The Headlines shall solely be licensed for display purposes on digital signage devices that reside at the End-User's business location, and in no other medium, and in no other location whatsoever.
     B. Distributor will not edit, abridge, rewrite, or in any way alter the content of the Headlines except with the prior written consent of UPI. If UPI alters or revises the content of their Headlines in any way, Distributor shall remove the earlier version of the Product from their system, and use the revised version, as soon as Distributor receives the revised version or as soon as Distributor is instructed by UPI to remove the earlier version, whichever is earlier.
     C. Distributor shall not permit the use of the Headlines, in any way that compromises the integrity thereof or which infringes any copyrights or proprietary interests Distributor shall carry UPI copyright and UPI credit lines on all Headlines, as set out in Paragraph One, above. Distributor also shall cooperate with UPI in protecting UPI's copyright in the Headlines.
     D. Distributor shall respect all release pledges on advance and embargoed matter and may not publicly comment, verbally or in writing, on such matter until the release time and date.
     E. Distributor shall not distribute or in any way make available the Headlines to any entity or any party whose intent is to resell, redistribute, or republish all or any elements of the Headlines except with the prior written consent of UPIDistributor shall stop any distributions to the unauthorized entities, mentioned above in this sub-section, immediately after such unauthorized use becomes reasonably known. Distributor shall make a reasonable effort to know whether the above-mentioned entities are using the Headlines without authorization.
     F. Distributor shall not separate any Product from the original edition in which the Product was published by UPI in order to republish product separately or in connection with a work other than the work in which it was first published
G. Distributor shall incorporate into its agreement with all End-Users the obligations and conditions of this Agreement, as applicable.
     H. Distributor may make and retain file copies of the Headlines solely for internal business use or archive purposes only. Distributor however, may only archive UPI Headlines for a period of fourteen (14) days.
     I. During the term of this Agreement, Distributor may use the UPI trade names, including UPI and United Press International ["the Marks], to market the Headlines, UPI shall at all times retain the right to inspect all uses of the Marks by Distributor and make any changes to such uses as may be required by UPI, in its sole discretion, to protect the Marks. Distributor acknowledges that UPI is the sole and exclusive owner of the Marks and agrees to take no action inconsistent with or that would, in the opinion of UPI, impair UPI's ownership in the Marks. Any usage of the UPI and United Press International marks by Distributor will include the federal trademark "R" symbol displayed beside the Marks.
     J. Distributor agrees to comply and cooperate with any request by UPI to remove any Product(s), or any portion thereof; from the Distributor's database, software and/or host system, and any UPI request to cease distributing any Product(s).


8. END-USER AGREEMENT PROVISIONS: Distributor shall obtain from all parties to whom the Distributor directly licenses, sells or otherwise distributes the information ("End-Users"), a signed, written agreement that contains the provisions set forth in this Paragraph, Paragraph 7 or provisions substantially equivalent to but no less protective of UPI than the provisions set forth in this section:
     A.  End-Users  shall  not  license,  sell,  or otherwise distribute any UPI
Headlines  to  any  third  party.
     B. End-Users shall carry UPI copyright on all UPI Headlines, as set forth in Section l of this Agreement.
     C. End-Users may make and retain file copies of the Headlines solely for internal business use or archive purposes only, however End-Users may not archive UPI Headlines for more than fourteen (14) days.

     D. End-Users shall not edit, rewrite or in any way alter the content of UPI Headlines except with the prior written consent qf UPL.
     E. End-Users acknowledge that this Agreement does not transfer to Users any proprietary right, title or interest, including copyright, in the content made available through any UPI Headlines.
     F. End-Users may not assign their Agreement with Distributor for any reason, to anyone, including but not limited to any parent, affiliated, or subsidiary organization, except with prior written permission from UPI.

9. ASSIGNMENT: This Agreement may be assigned by UPI at any time. This Agreement may be assigned by Distributor, subject to the prior written consent of UPI and upon the written assumption of the successor entity to all the terms and conditions of this Agreement. Prior written consent to such assignment shall not release a party from obligations and liabilities accrued under this Agreement.

In the event of an assignment, sale or transfer, either in whole or in part of co-owned and co-operated entities covered by this Agreement, Distributor shall cause each purchaser or successor entity to agree, in writing, to enter into a new agreement with UPI, such agreement to contain the same general terms and conditions as are contained in this Agreement; provided, however, that the Rates in Paragraph 3 of this Agreement and any such subsequent agreement shall be modified to conform to the then-current rate policy for such Distributors.

10. CONTRACT CANCELLATION AND RENEWAL: UPI may cancel this Agreement, at any time, by giving sixty (60) days written notice to Distributor, provided, however, that UPI may declare this Agreement immediately cancelled if Distributor violates any provision of this Agreement. Notwithstanding the foregoing, this Agreement shall continue for successive terms of twelve (12) months each, unless, Distributor provides a written notice of cancellation to UPI at least sixty (60) days before the end of the current Term. Upon cancellation of this Agreement, Distributor shall cease to market, distribute, and license the Headlines, shall remove and destroy any Headlines from their database or host system, and all tights granted herein shall revert to UPI. All payments that have accrued prior to the cancellation of this Agreement will be payable in frill within thirty (30) days of the cancellation.

11. DISTRIBUTOR PAYMENTS: Distributor shall pay UPI any minimum monthly rate on or before the first day of each month. Distributor shall pay UPI for any royalties earned under this Agreement, within within thirty (30) days following the end of the month in which they are earned. Such royalty payments shall be accompanied by a royalty report setting forth the following details for each End User; (A) End-User name, (B) End-User's business address, (C) Date End-User licensed the Headlines, (D) Number of Screens Displaying Headlines, and (E) Total Royalty Amount Owed. Distributor must send the royalty report along with the payment. If the monthly royalty report is not received within fourteen (14) days after the payment due date,, UPI may suspend delivery of the Headlines until such documentation is provided, or terminate delivery of the Headlines. Distributor shall be responsible for paying UPI any amounts hereunder that are un-collectible from End-Users.

Payments and any required forms or reports shall be submitted to United Press International, 1510 H Street, NW., Washington, D.C. 20005, Attention: Accounts Receivable (or such other address as may be specified by UPI from time to time).

12. UPI ACCESS AND AUDIT: Distributor shall provide UPI reasonable access to its system, including the provision of an account, if appropriate, for the sole purpose of allowing UPI to monitor and review the use of the Headlines on the Distributor's system, at no charge to UPI, except for paying third party communication charges needed to connect UPI to the Distributor's system. In addition, UPI or its chosen representative shall have the right to audit Distributor's End-User and revenue records at any time during the workday at UPI's expense, upon one (1) week's advance notice to Distributor. UPI shall have free and full access to the End-User and revenue records and may make copies of these records, In the event that inspection of the End-User and/or revenue records reveals an underpayment by Distributor of the actual payments owed to UP!, Distributor shall pay the difference, plus interest calculated at the rate of 1.5% per month. All End-User and revenue records relative to Distributor's obligations under this Agreement shall be maintained and made accessible to UPI for inspection, for at least three (3) years after the cancellation, termination, or expiration of this Agreement.

13. DEFAULT OF DISTRIBUTOR: The following events shall be a Default of Distributor under this Agreement:
     A. Distributor fails to make timely payments when due and owing under this Agreement;
     B.  Distributor  assigns  this  Agreement  or  any  of its rights hereunder
(except  as  permitted  under  the  terms  of  this  Agreement);
     C. Distributor fails to cure a violation of any provision of this Agreement within thirty (30) days of having received notice of such violation from UPI; or
     D. A receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or a part of Distributor's property; or Distributor seeks the protection of any bankruptcy law or is involuntarily placed into bankruptcy and is unable to dismiss the petition within thirty (30) days.

14. DEFAULT OF UPI: Subject to the provision regarding force majeure, in Paragraph 16, UPI's failure to deliver the Headlines to Distributor within thirty (30) days of written notice by Distributor of UPI's failure to deliver shall constitute a Default of UPI In the event of force rnajeure, UPI shall give prompt notice of the event of force majeure to Distributor and shall be excused from performing its obligations for the duration of the event of force majeure and a reasonable period thereafter; provided, however that any resulting failure of UPI to deliver the Headlines shall not relieve Distributor of its duty to make any or all payments required under this Agreement for Headlines delivered and shall not terminate or give either party the right to terminate this Agreement-

15. SUSPENSION OF DELIVERY. UPI shall have the right to suspend delivery of the
Headlines:

     A. upon Distributor's failure to make a payment required in excess of sixty
(60) days (in addition to the right to charge interest on overdue amounts), until such payment is received by UP!; or
     B, upon Distributor's failure to deliver to UPI a report for End-User count, if applicable, provided for above within fourteen (14) days of the due date, until such report is received by UPI.
     In the event UPI suspends delivery of Headlines pursuant to this Paragraph, Distributor shall not thereby be relieved of any of its duties and obligations under this Agreement.

16. REMEDIES UPON DEFAULT:

     A. Upon the occurrence of a Default of Distributor, UPI may terminate this Agreement and delivery of the Headlines upon fifteen (15) days prior written notice and recover from Distributor:
          1.   any payments  due  hereunder;
          2. the total of Distributor's then current monthly Rate (as defined in Paragraph 3) multiplied by the number of months between termination of delivery and the date of expiration of the then current Term (as defined in Paragraph 2) less savings UPI realizes by canceling delivery of the Headlines to Distributor;
          3. all costs and expenses of collection, including reasonable attorneys' fees; and
          4.   any and  all  damages  available  under  law.
     B. Should Distributor fail to pay any Rates or fees when due, UPI shall have the right to invoice Distributor for a late payment charge equal to the lesser of 1.5% per month or the lawful maximum rate on the unpaid balance from the date due until the date paid. UPI's exercise or non-exercise of any remedy shall not he exclusive or preclude the exercise of any other remedy, including without limitation, a suspension of delivery of the Headlines as permitted under this Agreement.

     C. Upon the occurrence of a Default of UPI, Distributor must provide written notice of UPI's default and if such default is not cured by UPI within thirty (30) days, Distributor may then terminate this Agreement,

17. FORCE MAJEURE: UPI shall not be liable for damages for any delay or default in its obligations under this agreement, if such delay or default is caused by third parties and/or conditions beyond its control (including but not limited to acts of God, catastrophes, government restrictions, wars, insurrections, strikes, fires, floods, or work stoppages).



18. LIMITED LIABILITY: EXCEPT FOR THE INDEMNIFICATIONS OBLIGATIONS HEREIN, UPI, AND ITS EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, PARENT COMPANY, AND AFFILIATED COMPANIES', SHALL NOT IN ANY EVENT BE LIABLE TO DISTRIBUTOR OR ANY USER FOR ANY DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOSSES, OR FOR ANY LOSS OF BUSINESS OR PROFITS, WHETHER OR NOT FORESEEABLE, WHETHER OR NOT ALLEGED TO BE BASED ON BREACH OF WARRANTY OR CONTRACT OR NEGLIGENCE, ARISING OUT OF OR IN CONNECTION WITH THE HEADLINES, THE CONTENT OF THE HEADLINES, ANY FAILURE TO DELIVER OR DISTRIBUTE THE HEADLINES, OR ANY INTERRUPTION IN DELIVERY OR DISTRIBUTION THEREOF.

19. REPRESENTATIONS & WARRANTIES:
     A.  Distributor  represents and warrants that its entry into this Agreement
(i)  does not violate any agreement between Distributor and any third party, and
(ii) does not interfere with any obligation Distributor has to any third party. Distributor further represents and warrants that Distributor shall not edit, alter, manipulate, or adapt the Headlines in any way that would violate the rights of any entity or person.

     B. UPI represents and warrants that its entry into this Agreement (I) does not violate any agreement between UPI and any third party, and (ii) does not interfere with any obligation UPI has to any third party.

20. DISCLAIMER OF ALL OTHER WARRANTIES: UPI AND DISTRIBUTOR AGREE THAT EXCEPT FOR THE WARRANTIES SET FORTH IN SECTION 19 ABOVE, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WJTHOUT LIMITATION, ANY IMPLIED
WARRANTIES  OF  MERCHANTABILITY  OR  FITNESS  FOR  A  PARTICULAR  PURPOSE.

21. INDEMNIFICATION: Each party shall indemnify and hold the other party harmless against any claim, damage, loss liability or expense arising out of(a) in the case of the Distributor, the Distributor's distribution or licensing of the Headlines contrary to this Agreement or instructions by UPI; or (b) in the case of either party, a material breach by such party of its representations, and warranties. The obligations of the parties under this Paragraph shall continue notwithstanding any termination of this Agreement.

22. OTHER AGREEMENTS; Oral representations or agreements not embodied in this Agreement are not binding, and this Agreement may only be modified in writing signed by both parties. This Agreement supersedes and abrogates, as of ITS effective date, any preceding agreement between the parties relating to the Headlines and terminates and cancels all obligations and liabilities which may exist thereunder, except (a) Distributors obligation to pay for Headlines rendered under such agreement prior to the effective date of this Agreement or commencement of delivery of the Headlines provided for herein, whichever is later; or (b) any prior written obligation that, by its terms, survives the termination of such prior agreement,

23. WAIVER: No waiver by any party of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision of this Agreement, except by a waiver in writing and signed by a duly authorized representative of the waiving party. Failure by a party to enforce any provision of this Agreement shall not affect the validity of such party's right of subsequent enforcement of that or any other provision of this Agreement. A party's acceptance of any full or partial payment due hereunder during the continuance of any Default or breach shall not constitute a waiver of such Default or breach.

24. GOVERNING LAW: The parties agree that this Agreement is entered into in the District of Columbia. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia without regard to its principles of conflicts of laws. Subject to the provision for arbitration, the parties to this Agreement consent and agree to be subject to the jurisdiction of any court of record in the District of Columbia for the adjudication or resolution of any matter or right in connection with this Agreement, and agree that venue in such jurisdiction is proper.

25. ARBITRATION; Any dispute or controversy arising out of this Agreement, except regarding the collection of payments or for any matter requiring injunctive relief, shall be resolved by arbitration under the then applicable rules for commercial arbitration of the American Arbitration Association. Arbitration shall be held in Washington, D.C. and the proceedings shall be conducted in English. Any award rendered in any such arbitration shall be final and binding on each party and judgment may be entered thereon in a court of competent jurisdiction.

26. SEVERABILITY: If any provision of this Agreement shall be declared void, invalid, or illegal, the validity or legality of any other provisions and of the entire Agreement shall not be affected thereby. However, the parties agree that, if any such provisions shall be declared void, invalid, or illegal, the parties will, in good faith, negotiate mutually agreeable substitute provisions in as similar in terms to the severed provisions.

27. CONFIDENTIALITY: The terms of this Agreement are confidential and neither party shall disclose the contents, or any other confidential information obtained as a result of such party's performance under this Agreement, to any third party. This confidentiality shall survive termination of the Agreement and be binding upon the parties.

28. INDEPENDENT CONTRACTORS; Distributor's relationship with UPI shall be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Except as explicitly set forth herein and subject to all restrictions herein, Distributor is not the agent of UPI and is not authorized to make any representation, contract, or commitment on behalf of UPI.

29. NOTICE: Any notice required or provided herein shall be delivered in writing by (a)certified or registered mail, first class air-postage prepaid, return receipt requested, (b) facsimile transmission followed immediately by certified mail, (c) or overnight courier service to the addresses and facsimile numbers set forth above. Notices shall be deemed to have been given (i) five (5) days after deposit in the mail, (ii) when transmitted by facsimile transmission, or (iii) upon receipt by overnight courier service; provided however, that, in the case of international mail, they shall be deemed to have been given when actually delivered at the last given address of the addressee. For UPI, notice should be submitted to; United Press International, 1510 H Street, NW, Washington, DC 20005,
     Attention: Legal Department. For Distributor, Notice should be submitted to:

30. HEADINGS: The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placements of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof

31. COUNTERPARTS: This Agreement may be executed in counterparts, and by telefax transmission, each copy of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, but this Agreement shall not be binding upon UPI and Distributor until it has been signed by both parties. UPI and Distributor agree that facsimile signatures on a copy of this Agreement shall be effective and enforceable as if they were original signatures.

I HEREBY CERTIFY THAT I HAVE READ AND AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT. THE FINAL TERMS AND CONDITIONS OF THIS AGREEMENT SHALL NOT BE FULLY ACCEPTED AND BINDING UNTIL ACCEPTED BY A DULY AUTHORIZED REPRESENTATIVE OF UPI.

/s/ Terry Breedlove
------------------------------------
Authorized Signature for Distributor

Terry Breedlove
---------------
Name

VP
-----
Title

7/6/05
------
Date


/s/ Kami Ardnot
--------------------------------------
Accepted By (Authorized UPI Signature)

Kami Ardnot
-----------
Name

Director of Business Development
--------------------------------
Title

7/6/05
------
Date

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